Exhibit 99.1

QualTek Secures New Money Financing

•	Company continues to provide best-in-class telecommunications and infrastructure services to customers

•	Financing provides the Company with greater liquidity as it takes steps to improve its financial position for future growth

BLUE BELL, Pa., March 16, 2023 -- QualTek Services Inc. ("QualTek" or the "Company") (NASDAQ: QTEK), a leading turnkey provider of infrastructure services to the North American 5G wireless, telecom, power grid modernization and renewable energy sectors, today announced the successful closing of new money incremental term loans providing $55 million in immediately available funds under its existing term loan credit agreement. The Company also announced the appointment of Cari Turner of Alvarez & Marsal as Chief Restructuring Officer to support QualTek’s management team and the Board of Directors.

“QualTek will use the runway afforded by this financing to continue to take decisive action to strengthen our balance sheet and position us to maintain our industry leadership position well into the future,” said QualTek’s Chief Executive Officer Scott Hisey. “We are grateful to be welcoming Cari as we move through this important phase for our Company.”

The Board appointed Emanuel R. Pearlman to serve as an independent director on the Company’s Board. Mr. Pearlman is the Founder, Chairman and Chief Executive Officer of Liberation Investment Group, an investment management and consulting firm that provides financial consulting, devises capital structures, negotiates IPOs, leads acquisitions and mergers, implements restructurings, and creates other complex financial plans for a variety of companies. Mr. Pearlman will also serve as a member of the special committee of the Board that has been established to review and approve strategic and financial alternatives.  The Company also announced the departure of Maha Eltogby as a member of the Board of Directors.

Advisors

Kirkland & Ellis LLP is serving as legal counsel, Jeffries Group LLC is serving as investment banker, and Alvarez & Marsal is serving as financial advisor to the Company. The Company has retained C Street Advisory Group to serve as the strategic communications advisor.

Media Contact

C Street Advisory Group

QualTek@thecstreet.com

About QualTek

Founded in 2012, QualTek is a leading technology-driven provider of infrastructure services to the 5G wireless, telecom, power grid modernization and renewable energy sectors across North America. QualTek has a national footprint with more than 80 operation centers across the U.S. and a workforce of over 5,000 people. QualTek has established a nationwide operating network to enable quick responses to customer demands as well as proprietary technology infrastructure for advanced reporting and invoicing. The Company reports within two operating segments: Telecommunications, and Renewables and Recovery and has already become a leader in providing disaster recovery logistics and services for electric utilities. For more information, please visit https://www.qualtekservices.com.

Forward Looking Statements

This communication contains forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, including statements about the financial condition, results of operations, earnings outlook and prospects of QualTek. Forward-looking statements are typically identified by words such as "plan," "believe," "expect," "anticipate," "intend," "outlook," "estimate," "forecast," "project," "continue," "could," "may," "might," "possible," "potential," "predict," "should," "would" and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of QualTek and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those discussed and identified in public filings made with the SEC by QualTek.

Should one or more of the risks or uncertainties materialize or should any of the assumptions made by the management of QualTek prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements concerning the matters addressed in this communication and attributable to QualTek or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this communication. Except to the extent required by applicable law or regulation, QualTek undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this communication to reflect the occurrence of unanticipated events.